Energizer Resources Announces Private Placement Subscription Receipt Financing

NEWS RELEASE – November 21, 2013

Energizer Resources Inc. (TSX:EGZ) (OTCQX:ENZR) (FWB:YE5) (“Energizer” or the “Company”) is pleased to announce it has engaged an agent (the "Agent") to conduct a brokered private placement, on a best efforts basis, of securities of the Company (the "Offering") to raise gross proceeds of up to C$8,000,000 through the sale of subscription receipts of the Company (the "Subscription Receipts"). In addition, Energizer anticipates completing a non-brokered private placement on the same terms for gross proceeds of up to C$600,000 raising, if fully subscribed as to the brokered and non-brokered placements, an aggregate of C$8,600,000. In the event the Offering is fully subscribed, the Company has agreed that a total of up to 125,000,000 Subscription Receipts may be sold.

Each Subscription Receipt will automatically entitle the holder to receive, without payment of additional consideration, one common share (“Common Share”) and one half of one warrant (each whole warrant, a “Warrant”) of the Company, upon satisfaction of certain conditions, including receipt of necessary shareholder and Toronto Stock Exchange (the “TSX”) approvals (the "Escrow Release Conditions").  Each Warrant will entitle the holder thereof to purchase one Common Share. Each Warrant will have a term of 18 months following the date of issue.

In connection with the Offering, in the event that the Escrow Release Conditions are satisfied, Energizer will pay to the Agent a cash fee equal to up to 6% of the gross proceeds raised under the Offering and will issue to the Agent warrants (the "Broker Warrants") to purchase that number of Common Shares equal to 6% of the aggregate number of Subscription Receipts sold in the Offering (together, the "Agency Fee"). Each Broker Warrant will have a term of 18 months following its issue and be exercisable at the same exercise price as the Warrants.Subject to agreement, the Agent and the Company may agree to increase the size of the Offering, on the same terms and conditions, up to an aggregate of 125,000,000 Subscription Receipts. The Company and the Agent agree that there may be more than one closing under the Offering. The Agent will also be entitled to the Agency Fee in respect of any Subscription Receipts sold upon an increase in size of the Offering.

All securities issued in connection with the Offering will be subject to a minimum six month hold period. The Offering is subject to the approval of the TSX and other conditions, including satisfactory due diligence. The first closing of the Offering is expected to be on or around December 3, 2013.

The gross proceeds of the Offering will be held in escrow pending satisfaction of the Escrow Release Conditions. The net proceeds from the Offering will be used to fund a bankable feasibility study in respect of the Company's Molo Project in Madagascar and for general working capital purposes.

The Company has applied to list the Common Shares underlying the Subscription Receipts and the common shares underlying the Warrants and Broker Warrants on the TSX. Listing will be subject to satisfying all of the requirements of the TSX. There can be no assurance as to whether or when the Offering may be completed or whether the Escrow Release Conditions will ever be met and the Common Shares and Warrants underlying the Subscription Receipts released to the subscribers.  If the Escrow Release Conditions are not satisfied in accordance with terms of the Offering on or before December 31, 2013 or such later date as may be agreed by the Company and the Agent (provided that such date is not later than January 31, 2014), holders of the Subscription Receipts will be entitled to the return of their subscription amount plus their pro rata share of any interest earned on such subscription amount.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws, unless an exemption from such registration is available.

About Energizer Resources

Energizer Resources Inc. is a mineral exploration and development company based in Toronto, Canada, which is focused on developing its 100%-owned flagship Molo flaked Graphite Project located near Fotadrevo, in southern Madagascar.

For more information, please visit our website at www.energizerresources.com or contact:

Brent Nykoliation, Senior Vice President, Corporate Development

Toll Free: 800.818.5442 or 416.364.4911

Email: bnykoliation@energizerresources.com

or Craig Scherba, President and COO

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about Energizer Resources Inc. Examples of forward-looking statements in this press release include statements regarding the anticipated timing of the completion of the Offering and the Escrow Release Conditions. These statements are only predictions based on the Company's current expectations and projections about future events. Although the Company believes the expectations reflected in such forward-looking statements, and the assumptions upon which such forward-looking statements are made, are reasonable, there can be no assurance that such expectations will prove to be correct. Readers should not place undue reliance on these statements. Actual events or results may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many factors may cause the Company's actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, our Annual Information Form and other filings with the Securities and Exchange Commission and Canadian securities regulatory authorities. The forward-looking statements contained in this news release are current as of the date hereof and are qualified in their entirety by this cautionary statement. Except as expressly required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.